InMEDICA DEVELOPMENT CORPORATION

                           Employment Confidentiality
                            and Competition Agreement

         THIS AGREEMENT, is made and entered into by and between InMEDICA Development Corporation, a Utah corporation and or any of its subsidiary corporations (hereinafter referred to as "Employer") and Ralph Henson (hereinafter referred to as the "Employee"), as follows:
         WHEREAS, Employer and Employee have entered into this Agreement on the 1 day of December 1999; and
         WHEREAS, the Employee desires to obtain gainful employment with Employer and will be fairly compensated for services rendered to Employer at his level of responsibility with the Employer; and
         WHEREAS, the Employee realizes and acknowledges that such employment will entail exposure to or training in Employer's technology, software, designs, design processes, know-how, processes, techniques and Employer's financial condition (hereinafter referred to as the "confidential and proprietary information"); and
         WHEREAS, the Employee acknowledges (I) that such information is confidential and constitutes a valuable business asset of Employer which has been developed at considerable time and expense to Employer, (ii) that such information properly belongs to Employer and is information proprietary to Employer, (iii) that exposure to said information is conditional upon the Employee's agreement and undertaking to keep and preserve the same for the sole use and benefit of Employer, (iv) that as to such information Employee shall

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become a fiduciary in respect to employer,  and (v) that this Agreement to limit unfair competition against Employer by the use of said proprietary information is an essential and material inducement to Employer to provide Employee with employment;
         NOW, THEREFORE, it is herewith agreed and promised:
         1. Employment. Employer does hereby employ Employee on a full-time basis as chief executive officer and president of Employer. Employee shall become a member of the board of directors of Employer. Employee shall work under the direction of board of directors of Employer. The initial term of employment shall be for six (6) months but will be automatically extended for an additional six (6) months if Employer is able to raise or have a firm commitment for at least an additional One Hundred Fifty Thousands Dollars ($150,000) in capital and/or long term indebtedness prior to the end of the initial six (6) month term. If extended as provided for above, the term of employment will continue to be extended thereafter at intervals of one year each, unless either party hereto elects at any time 30 days or more before the end of the initial term or any extensions thereto, to have the employment terminate at the end of such term.

         2. Compensation. Employer has and shall maintain an errors and omission insurance policy for Employee and other officers and directors. For the services of Employee and other considerations granted by Employee hereunder, Employer shall pay to Employee the following compensation:
         (a) The sum of Five Thousand Eight Hundred Thirty Three and 33/100 Dollars ($5,833.33.00) per month in salary.


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         (b) employer  shall furnish  Employee with such fringe  benefits as the board of directors approves, comparable to those furnished to other executive officers of Employer.
         (c) Employer currently has no health insurance or life insurance coverage available for its employees and consequently no such coverage will be afforded to Employee.
         (d) Employer shall as a signing bonus, immediately cause one hundred thousand (100,000) shares of its restricted Common Stock to be transferred to Employee on the condition that Employee execute an Investment Letter, in standard form, acknowledging and agreeing that such shares are restricted and may not be resold by Employee except under Rule 144.
         (e) Employer shall pay Employee a bonus equal to two and one-half percent (2.5%) of the net amount of any capital raised by Employer and/or for which was substantially agreed to during the initial six (6) month term hereof. Monies raised from Larry Clark, Dr. Paul Diehle or Dr. J. Lynn Smith shall not be included as capital. Capital raised would include private placements of Employer's stock or other securities and also loans which are convertible into such securities at the option of Employer, long term (greater than seven years) loans, convertible loans or similar arrangements. Employee may, at his sole option, take such bonus in cash or in restricted Common Stock of Employer at $.30 per share or any combination thereof.


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         (f) If Employer or  substantially  all of its assets are  acquired by a non-related entity during the term hereof or if there is a change in control of Employer through merger, consolidation or other combination of Employer or a substantially all of the terms to an agreement providing for any of the above is negotiated during the term hereof, Employer shall use its best efforts to secure Employee a minimum of twelve months employment with the successor entity or if employment cannot be accomplished, Employer shall pay Employee a severance pay equal to three (3) month's salary. In addition, Employer shall in any case pay to Employee a bonus equal to one and one half percent (1 1/2 % of the acquisition price or value of such acquisition decreased by $2,200,000 (the capitalized market value of all outstanding shares of Employer as of the date of this agreement) and further decreased by the amount of all equity raised by Employer during the term hereof on which Employee has already been paid a bonus pursuant to section 2 (e), above. Employee may, at his sole option, take such bonus in cash or up to 100,000 shares in restricted Common Stock of Employer at $.30 per share (with appropriate equitable adjustment for any stock splits or similar changes in capitalization) or any combination thereof.
         (g) Employer shall provide Employee an office and office equipment at the office of its subsidiary corporation. In addition, Employee may chose to maintain an office at his residence.

         3. Solicitation of Customers. The Employee shall not directly or indirectly solicit business in any matter pertaining to the Business of


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Employer, as such term is defined below, from any established customer, supplier or competitor of Employer at any time during the existence of any employment relationship between Employer and the Employee or subsequent to the termination thereof as provided in Section 9 hereof, and any such solicitation, whether successful or not, shall be deemed to be a prima facie material breach of this Agreement.

         4. Non-Disclosure of Proprietary Information. The Employee shall not directly or indirectly, at any time disclose the confidential and proprietary information of Employer to any customer, supplier or competitor of Employer not to any other person or entity who is not an employee of Employer and any such disclosure shall be deemed to be a prima facie material breach of this Agreement.

         5. Conversion, Use or Exploitation of Proprietary Information. The Employee shall not directly or indirectly use, exploit or convert or cause to be used, exploited or converted the confidential and proprietary information of Employer to his own use and benefit or to the use and benefit of any other person other than Employer, and any such use, exploitation or conversion shall be deemed to be a prima facie material breach of this Agreement.

         6. Non-Competition. The Employee shall not enter into any business or occupation in direct or indirect competition with the Business of the Employer at any time during the existence of an employment relationship between Employer and the Employee or subsequent to the termination thereof as provided in Section 9 hereof, and any such competition shall be deemed to be a prima facie material breach of this Agreement. For purpose herein, the "Business of the Employer" is

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the  business  of  developing,  manufacturing  and  selling  of  a  non-invasive diagnostic blood parameters using electrical impedance.

         7. Solicitation of Employees. The Employee shall not, during the existence of any employment relationship between Employer and Employee or subsequent to the termination thereof as provided for in Section 9 hereof, solicit or encourage any other employee of Employer to terminate any employment agreement with Employer in favor of alternative employment or business venture, and any such solicitation, whether successful or not shall be deemed a prima facie material breach of this Agreement.

         8. Post-Termination Unfair Competition. The Employee agrees and understands that any direct or indirect use, exploitation of and/or disclosure of the confidential and proprietary information of Employer in competition with the Business of the Employer, even after the termination of any employment relationship between Employer and the Employee, would constitute an unconscionable abuse of the confidentiality and fiduciary duties assumed by the Employee under this Agreement and would constitute unfair competition against Employer. Therefore, the Employee shall not, at any time within three years after termination of any employment relationship between Employer and the Employee, commit or suffer others to commit any of the acts or omissions prescribed in Sections 4 and 5 hereof.

         9. Post-Termination Competitive Limits. The Employee agrees and understands that it is often difficult to establish the details of instances of unfair competition and the like. Therefore, the Employee agrees that the purpose

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and intent of this Agreement may be best effectuated by a nonexclusive,  express limitation upon post-termination competition with Employer. For this reason, the Employee agrees that Employee shall not, at any time within the lesser of twelve months after termination of any employment relationship between Employer and Employee or the length of Employee's employment hereunder, commit or suffer others to commit any of the acts or omissions prescribed in Section 3, Section 6 or Section 7 hereof within any geographic area in which Employer is then actively doing the Business of the Employer.

         10. Performance Standard. The Employee agrees that during the term of said employment he will, faithfully, diligently, and to the utmost of his ability, do and perform such acts and duties in connection with said employment as may be specified by the Board of Directors of Employer from time to time.

         11. Devotion of Time. The Employee agrees that during the term of this Agreement, he will not directly or indirectly engage in or acquire an interest in any other business, calling or enterprise which will require his personal attendance during business hours and will not directly or indirectly, at any time, engage in or acquire any interest in any business, calling or enterprise which is or may be contrary to or in competition with the interests, welfare or benefit of Employer. Employee shall devote his efforts to the benefit of employer on a full-time basis during the entire term hereof.

         12. Termination. Employee may terminate his employment with Employer at anytime after the first six months of employment upon sixty (60) days written notice. In such event, the termination shall be effective as of the end of the notice period and all salary and fringe benefits provided for in Section 2 (a) and (b) shall be computed and paid up to and including the effective date of termination. To the extent the acquisition bonus provided for in Section (f) has

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been  substantially  earned on the date of  termination it shall be paid even if the  acquisition  occurs  after the  termination.  The  Employer  shall have the
following   rights  with  respect  to  termination  of  Employee's   employment,
notwithstanding anything to the contrary herein.
         (a) Death. If Employee dies during the term of his employment, Employee's employment shall be deemed to be terminated on the date of death.
         (b) Disability. If Employee shall become unable to perform the duties required by Employee under this Agreement due to physical or mental disability or other incapacity, the Employer shall have the right, upon written notice to Employee, to terminate said Employee>
         (c) Without cause. Employer may terminate employee anytime after the first six months of employment without cause upon Thirty (30) days written notice. In the event of such termination during the initial six months of employment, the salary provided for in Section 2(a) shall continue for the remainder of the employment term. In the event of such termination after the initial six months of employment, the salary provided for in Section 2(a) shall continue for three months after the termination date if the termination was by the Employer for reasons other than death or disability. To the extent the bonuses provided for in Sections (e) or (f) have been substantially earned on the date of termination it or they shall be paid upon completion of the capitalization or acquisition even if this occurs after the termination.

         13. Remedies. In the case that any action or legal proceeding is brought to enforce this Agreement or to recover for damages caused by its

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breach,  the prevailing party shall be entitled to recover its actual attorney's fees and court costs. In addition thereto, Employer shall be entitled to the following remedies, which shall be cumulative and which shall not be mutually exclusive:
         (a) an immediate, ex-parte restraining order and preliminary injunction in the case of any prima facie material breach of this Agreement;
         (b) a restraining order and preliminary injunction in the case of any other material breach of this Agreement.
         (c) a permanent prohibitory injunction against any and all conduct in breach of this Agreement;
         (d) actual and consequential damages sustained as a result of the breach of this Agreement, it being understood that lost profits and impaired competitive position shall be deemed to constitute proper and recoverable elements of any such damage award;
         (e) exemplary damages in an amount to be assessed by the court; (f) any and all other remedies otherwise available to Employer at law or in equity.
         14. Inducement. The Employee has entered into this Agreement as an inducement to secure employment from Employer. By the execution of this Agreement, the Employee intends to secure the detrimental reliance on Employer. Therefore, the Employee understands and agrees that Employer may and will rely on this Agreement.
         15.Market Position and Circumstances of Execution. The Employee understands and agrees that Employer does not have any special dominance in the


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market for its products and services and has not  exercised  any market power to control or regulate prices or terms of trade by the execution of this Agreement. The Employee has executed this Agreement as a free, voluntary and knowing act, without the presence of any coercion, force or duress of any kind.

         16. Severability. In the event that any provision herein contained is held to be invalid, illegal, unenforceable, or void by any Court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other provision herein contained.
Provided, however, that if such provision shall be deemed invalid, illegal or enforceable as to the extent of its scope or breadth, the parties hereto specifically agree that such provision shall be deemed valid to the fullest extent of the scope or breadth permitted by law.

         17. Final Agreement. This is the full and final understanding of the parties on the subject of this Agreement. All prior discussions and negotiations have been merged herein. This Agreement may not be modified, save and except only in a writing signed by the Employee and Employer and attached hereto.

         18. Controlling Law and Miscellaneous. Employer is a Utah corporation. This Agreement shall be subject to, controlled by and interpreted under the laws of the State of Utah. Employer and Employee both consent to the exclusive jurisdiction of the Third district Judicial Court in and for Salt Lake County, State of Utah in any dispute that should arise under this Agreement. This Agreement may be executed by a signed facsimile sent to the other party and may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same


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instrument.  In the event of a dispute  between the parties  arising out of this
Agreement, the successful party shall be reimbursed by the other party hereto for all costs and expenses of such dispute, including, but not limited to, reasonable attorney fees.

         19. In-Line Diagnostics, Inc. Employee is currently employed by In-Line Diagnostics, Inc. ("In-Line") and has executed a "Confidential Agreement" with In-Line. Employer wishes to engage Employee solely upon the express condition that Employee will in every respect comply with and perform each and every term of his Confidential Agreement with In-Line. Any breach by Employee of said agreement shall be deemed to be a breach of this Agreement. Although the technologies of In-Line and Employer both seek to accomplish the same task, Employer has developed technology which is dissimilar to that of In-Line's and expressly states it does not desire and will not accept any In-Line confidential or proprietary information from Employee. Employee expressly agrees and covenants he will not break any term of the In-Line Confidential Information Agreement and will take no action which would in any way cause Employer any liability of any nature which in any way relates to or is directly or indirectly caused by or stems from said agreement. Anything herein to the contrary notwithstanding, Employee is not expected to take and shall not take any action that is prohibited by said agreement.

  DATED this 1 day of Dec, 1999.
InMEDICA DEVELOPMENT CORPORATION                         EMPLOYEE

By: /s/ Larry E. Clark                                   /s/ Ralph Henson
    ------------------                                   ----------------
   Larry E. Clark                                        Ralph Henson
   Its: Chairman                                         Ralph Henson


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